                                                                   EXHIBIT 10.30


                  BETASITE(R) CONTRACT MANUFACTURING AGREEMENT

         THIS CONTRACT MANUFACTURING AGREEMENT is entered into this 18th day of July, 1996, by and between INSITE VISION INCORPORATED, with offices at 965 Atlantic Avenue, Alameda, California 94501 ("InSite"), and BAUSCH & LOMB PHARMACEUTICALS, INC., with offices at 8500 Hidden River Parkway, Tampa, Florida 33637 ("B&L").

                                   WITNESSETH:

         WHEREAS, InSite desires that B&L manufacture and supply to InSite the Product and Clinical Trial Material (both as hereinafter defined); and

         WHEREAS, in order to perform B&L's manufacturing obligations under this Agreement, B&L has agreed to construct a Manufacturing Space (as hereinafter defined) at the Facility (as hereinafter defined), and InSite has agreed to reimburse B&L for certain expenses incurred in connection therewith; and

         WHEREAS, InSite owns certain Equipment (as hereinafter defined) and has agreed to provide B&L with the use thereof in the Manufacturing Space in connection with the manufacture of the Product and Clinical Trial Material, and other purposes described below.

         NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The following words and phrases shall, for purposes of this Agreement, have the following meanings (with any term or phrase referred to below, or defined elsewhere in this Agreement, in the singular to include the plural and vice versa as the context requires):

         "Action" shall mean any suit, action, investigation (governmental or otherwise), claim or proceeding initiated or filed against a party to this Agreement, which results in or could result in a Loss or Losses for which indemnification is required by the other party under Article XV or XVI below.

         "Additional Products" shall mean any product developed and/or improved by InSite for the treatment of glaucoma.

         "Affiliate" of any party shall mean any Person that is controlled by, controls, or is under common control with such party. Control as used in this definition shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through ownership of voting securities, by contract, or otherwise.

         "Agreement" shall mean this Agreement as it is amended from time to time in the manner provided herein.

         "DMF" shall mean B&L's drug master file covering the manufacture of the Product at the Facility.

         "Equipment" shall mean the blow, fill and seal machine and ancillary support equipment more particularly described in APPENDIX A attached hereto.

         "Facility" shall mean B&L's facility located in Tampa, Florida.

         "FDA" shall mean the United States Food and Drug Administration and all agencies under its direct control or any successor organization.

         "FFDCA" shall mean the Federal Food, Drug and Cosmetic Act of 1934, as amended from time to time, and the regulations promulgated pursuant thereto, or any successor statute adopted to replace such act.

         "GMPs" shall mean the current Good Manufacturing Practice regulations in effect, and from time to time promulgated by the FDA, governing the manufacture of the Product.

         "Indemnified Party" shall mean the party to this Agreement entitled to be indemnified by the Indemnifying Party against a Loss or Losses pursuant to
Article XVI below.

         "Indemnifying Party" shall mean the party to this Agreement required to indemnify the Indemnified Party against a Loss or Losses pursuant to Article XVI below.

         "InSite Volume Forecast" shall mean InSite's forecast of the quantity of Product that InSite will request B&L to manufacture for purchase by InSite each calendar year, or portion thereof, throughout the Term.

         "Loss" or "Losses" shall mean any liability, loss, cost, damage or expense, including reasonable attorneys' fees and expenses, incurred or suffered by a party to this Agreement for which indemnification is required under Article XVI below, but shall in no event include consequential or special damages such as lost profits or loss of business opportunity.



                                       2.

         "Manufacture" and "Manufacturing" and other forms of such word or phrase shall refer to the manufacturing, handling, storage and/or disposal of the Product and the raw materials and components used in connection therewith.

         "Manufacturing Costs" shall mean B&L's standard cost of manufacturing the Product (and Clinical Trial Material, as defined under Section 5.2 below), which shall include direct labor, direct and variable materials (including scrap) freight, variable overhead and an allocation of fixed overhead, yield losses which do not exceed a mutually agreed to percentage of the quantity of Product manufactured by B&L; all determined in accordance with generally accepted accounting principles applied consistently and in accordance with existing and demonstrable B&L practices; but provided that, in determining such allocation, B&L shall use the lowest and most favorable method of allocation used by B&L for any product manufactured by B&L at its facility in Tampa, Florida (in volumes similar to the quantity of Product manufactured by B&L for InSite) exclusively for sale to, and distribution by, an unrelated third party.

         "Manufacturing Space" shall mean the space within the Facility where the Equipment shall be installed and the Product shall be manufactured hereunder.

         "NDA" shall mean the New Drug Application for the Product, supplements or other filings relating thereto that are filed with the FDA pursuant to its rules and regulations.

         "Other Costs" shall mean in each case set forth in a reasonably detailed statement delivered to InSite by B&L with each invoice for Product: (i) a reasonable and customary allocation as between B&L and InSite of the reasonable out-of-pocket costs incurred by B&L in connection with or as a result of FDA inspections or compliance with FDA regulations, orders, directives or suggestions (collectively, "FDA Compliance Costs") following or in connection with FDA approval of the NDA and pertaining to the Product; (ii) a normal, customary and reasonable allocation of FDA Compliance Costs related to the Facility, generally; and (iii) capital expenditures and/or leasing costs made or incurred to acquire or use equipment exclusively and solely related to the manufacturing of the Product under this Agreement ("Capital Equipment"), subject to the prior approval of InSite which shall not be unreasonably withheld; provided that if such approval is given by InSite, InSite may, at its option, elect to acquire or lease such Capital Equipment and provide the same to B&L for the duration of this Agreement.

         "Party" or "Parties", when referring to the parties to this Agreement, shall mean and include InSite and B&L, or each of them individually.

         "Person" shall mean any individual, partnership, association, corporation, trust or legal person or entity.



                                       3.

         "PilaSite(R) License Agreement" shall mean that certain agreement of event date herewith by and between the Parties relating to the commercialization of PilaSite(R), as defined therein.

         "Product" shall mean an ophthalmic formulation containing levobunolol hydrochloride as the sole active ingredient in the DuraSite(R) polymer suspension vehicle.

         "Specifications" shall mean (i) for Product prior to FDA approval of the NDA, those specifications contained in InSite's Investigational New Drug Application for the Product, and (ii) for Product after NDA approval, those specifications incorporated into the NDA, as such specifications may be amended from time to time by a supplement to the NDA mutually agreed to by the Parties or as required by FDA.

         "Timolol Development Agreement" shall mean that certain agreement of even date herewith by and between the Parties relating to the development and commercialization of Timolol Product, as defined therein.

         "Venture" shall mean the manufacture of the Product by B&L and/or InSite pursuant to this Agreement.

         "Warehousing Costs" shall mean B&L's direct warehousing costs of Product manufactured by B&L and raw materials held by B&L under this Agreement, plus normal and customarily allocable warehousing overhead costs; all determined in accordance with generally accepted accounting principles applied consistently and in accordance with existing and demonstrable practices of B&L, but provided that in determining such allocable warehousing overhead costs B&L shall use the lowest and most favorable method of allocation used by B&L for any B&L proprietary product stored by B&L at the Facility.


                                   ARTICLE II

                                      TERM

         2.1 Term. The initial term of this Agreement shall commence on the date hereof and shall continue until the date which is five (5) years after the date of B&L's first shipment of commercial quantities of Product to InSite, except as otherwise extended or terminated in accordance with the terms of this Agreement (the "Term").

         2.2 Renewal Periods. InSite shall have the right to extend this Agreement for two (2) additional periods of five (5) years each (the "Renewal Periods") by delivery of written notice to B&L at least 120 days prior to the end of the initial Term or any Renewal Period. For purposes of this Agreement, "Term" shall refer



                                       4.

collectively to the Term under Section 2.1 hereof and the Renewal Periods under
Section 2.2 hereof.


                                   ARTICLE III

                               MANUFACTURING SPACE

         3.1 Manufacturing Space. B&L agrees to construct, or cause to be constructed, the Manufacturing Space, as promptly as possible, in accordance with specifications and drawings mutually agreed to by the parties; it being understood and acknowledged that the Manufacturing Space will be of adequate design and size to permit the normal and customary operation of the Equipment. Furthermore, B&L agrees that it will obtain, prior to the commencement of any commercial manufacturing hereunder, all approvals required by the FDA for the Facility and the Manufacturing Space, and that the Manufacturing Space will conform during the Term to GMPs. Without the prior written consent of InSite, which shall not be unreasonably withheld, B&L shall not manufacture the Product at any location other than the Manufacturing Space, or package the Product at any location other than the Facility.

         3.2 Construction Expenses. InSite agrees to reimburse B&L, within 10 days of invoicing, for B&L's "Construction Costs", as hereinafter defined, which invoicing shall commence with the first day of the first calendar month following the date on which construction of the Manufacturing Space commences. For purposes of this Agreement, B&L's "Construction Costs" shall include any and all verifiable out-of-pocket costs directly incurred by B&L in connection with the construction of the Manufacturing Space. Notwithstanding the foregoing, InSite shall have no obligation to reimburse B&L for Construction Costs in excess of * * *. [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.]

         3.3 Delivery and Installation of Equipment. InSite shall deliver the Equipment to B&L F.O.B. the Facility promptly after the date hereof, but by no later than the completion date of the Manufacturing Space. InSite shall assume all risk of loss to the Equipment prior to its delivery to B&L. Furthermore, InSite shall provide B&L with such assistance and cooperation as may be reasonably necessary for B&L to install the Equipment with the effect that it is fully operational in accordance with applicable specifications. InSite represents to B&L that when installed, the Equipment shall be in good working order and condition except for reasonable wear and tear attributable to InSite's prior use and excluding any damage caused by B&L. InSite shall provide, at its cost, any parts, support, technical assistance or labor necessary to bring the Equipment within the applicable specifications and to cure any breach of the above-referenced warranty.



                                       5.

         3.4 Title. Except as otherwise provided herein, title to the Equipment shall remain with InSite subject to B&L's duties as a bailee for hire.

         3.5 Warranty. InSite agrees to transfer to B&L any warranties made by the original manufacturer of the Equipment to the extent assignable by InSite. If any such warranties are not assignable then InSite shall offer B&L, as agent, its reasonable assistance in pursuing remedies under the applicable warranties. EXCEPT AS OTHERWISE PROVIDED HEREIN, INSITE SHALL DELIVER THE EQUIPMENT TO B&L WITH NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR NONINFRINGEMENT.

                                   ARTICLE IV

                                USE OF EQUIPMENT

         4.1 Standard of Care. B&L shall exercise at least the same standard of care in using the Equipment that B&L exercises with its own comparable equipment, but in no event will such standard of care be lower than the standard of care commonly practiced by pharmaceutical manufacturers in the United States with respect to comparable equipment. Without limiting the foregoing, B&L shall, at its own expense, subject to InSite's obligations with respect to the Equipment herein contained, be responsible for repairing, servicing and maintaining the Equipment in good working order, excluding reasonable wear and tear.

         4.2 Use of Equipment. Use of the Equipment by B&L shall be dedicated, on a first priority basis, to manufacturing InSite's requirements for Product in accordance with the terms of this Agreement. Subject to the foregoing, B&L shall have the right to use the Equipment to manufacture any other products other than the Product ("B&L Products"); provided, however, that in consideration of B&L's use of the Equipment to manufacture B&L Products, B&L shall pay InSite a * * * per unit royalty for all B&L Products manufactured using the Equipment and which are sold or transferred by B&L. Royalties on B&L Products manufactured using the Equipment shall be paid to InSite on a quarterly basis within 30 days following the end of each quarter. Remittance of royalty payments to InSite hereunder shall be accompanied by a report which states the aggregate units of B&L Products manufactured using the Equipment and sold or transferred by B&L during the preceding royalty period. Notwithstanding anything contained herein to the contrary, in the event that FDA does not approve the NDA for PilaSite (as defined in the PilaSite License Agreement), B&L shall receive a credit against royalties payable to InSite hereunder equal to * * *. [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED


                                       6.

MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.]

         4.3 Transfer of Title. InSite agrees that, after it has received aggregate royalty payments from B&L in connection with B&L's use of the Equipment to manufacture B&L Products under Section 4.2 (including any credited amounts thereunder) equal to * * *, InSite shall deliver to B&L a bill of sale transferring good and marketable title to the Equipment to B&L. [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.]

         4.4 Survival. The obligations of the parties under this Article IV shall survive any termination of this Agreement.


                                    ARTICLE V

                               PRODUCT DEVELOPMENT

         5.1 Drug Master File. B&L shall exercise its reasonable efforts to develop a DMF covering the manufacture of the Product at the Facility promptly following the date hereof. Such efforts shall be consistent with those employed by B&L for other customers of B&L for contract manufactured product. B&L shall allow InSite to reference the DMF in the course of seeking and obtaining FDA approval of the NDA, and shall provide InSite with a DMF reference letter; provided, however, that B&L's obligation to disclose to InSite the contents of the DMF shall be limited to those sections which pertain to B&L's manufacture of the Product. B&L shall be responsible for preparing and providing to InSite the CMC section of the NDA.

         5.2 Clinical Trial Material. B&L agrees to exercise reasonable efforts to supply InSite with its requirements of clinical trial batches of Product and PilaSite (as defined in the PilaSite License Agreement) ("Clinical Trial Material") when and as ordered; provided that B&L shall not be required to make delivery of such Clinical Trial Material any earlier than 60 days following receipt of an order from InSite.

         5.3 Validation Services. Following the execution of this Agreement, B&L shall manufacture and validate stability batches of the Product in accordance with GMP requirements and as necessary for InSite to file and obtain FDA approval of the NDA; provided, that, in the event that B&L, after five good faith attempts is unable to successfully manufacture, stability test and validate three QA/QC-release lots of Product for NDA registration purposes, B&L and InSite shall equally share all costs incurred in connection with the manufacture, stability testing and validation of three additional QA/QC-release lots for NDA registration purposes (the "Additional Stability Studies");


                                       7.

and further provided, that in the event that the parties are unable to successfully complete the Additional Stability Studies, B&L's president and InSite's chief executive officer shall, within 10 days, meet to jointly determine the appropriate action.

         5.4 Price. The price to be paid for Clinical Trial Material supplied to InSite by B&L under Section 5.2 above shall be equal to * * *. Payment for the Clinical Trial Material will be made in accordance with the payment provisions set forth in Article VII hereof. [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.]

         5.5 Delivery. B&L shall deliver the Clinical Trial Material to InSite in the same manner as required for Product under Article VIII hereof.


                                   ARTICLE VI

                                SUPPLY OF PRODUCT

         6.1 Quantities. Throughout the Term, InSite agrees to order exclusively from B&L all of its requirements of Product, and B&L agrees to manufacture and supply InSite with such Product, as and where ordered by InSite in accordance with the Specifications, GMPs, the NDA and the FFDCA; provided that if B&L fails to satisfy InSite's requirements, it may purchase substitute Product from sources other than B&L.

         6.2 Ordering Through Submittal of Rolling Forecast. During the Term, InSite will provide B&L with a twelve (12) month rolling forecast of its requirements by month for Product. Such rolling forecasts shall be delivered to B&L by or on the tenth day of each month during the Term of this Agreement. The first three months of each twelve month rolling forecast shall be binding on InSite and shall constitute a firm purchase order ("Firm Purchase Order") for the Product indicated for such months. B&L shall accept each Firm Purchase Order by delivering a written order acknowledgment form to InSite within 30 days of B&L's receipt of each Firm Purchase Order.

         6.3 InSite's Initial Rolling Forecast. InSite's initial twelve (12) month rolling forecast by month shall be provided to B&L within thirty (30) days of the date of FDA approval of the NDA.

         6.4 Orders Other Than Through Rolling Forecasts. Subject to the provisions of Paragraph 6.2, InSite may submit additional purchase orders for Product in excess of the quantities specified in the rolling forecasts. B&L shall use its commercially reasonable efforts to accept and fill such orders consistent with efforts used by B&L to

                                       8.

fill excess orders for other customers of contract manufactured product. Acceptance of such additional purchase orders shall be by written order acknowledgment given to InSite.


                                   ARTICLE VII

                                 PRICE; PAYMENT

         7.1 Product Price. The price for Product manufactured and supplied by B&L hereunder (the "Product Price") shall equal * * * of B&L's Manufacturing Costs, plus * * * of Other Costs and Warehousing Costs. On a monthly basis, B&L shall invoice InSite in an amount equal to the Product Price for that quantity of Product delivered to InSite hereunder. InSite shall pay B&L's invoices by check or wire transfer, as designated by B&L, within 30 days of receipt of B&L's invoice. InSite agrees not to make any deductions of any kind from any payment becoming due to B&L unless InSite has received an official credit memorandum from B&L authorizing such deduction in accordance with its policies. [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.]

         7.2 Reconciliation. By December 15 of each calendar year throughout the Term (and following the effective date of termination of this Agreement), B&L shall prepare and deliver to InSite a detailed statement (the "Statement") which provides a reconciliation of B&L's Manufacturing Costs for Product based upon the actual quantity of Product delivered to InSite, as compared to B&L's standard costs based upon the estimated quantities contained in the InSite Volume Forecast. Based upon the Statement, B&L may make a positive or negative adjustment to the Product Prices paid or payable to B&L based upon the actual increase or decrease in Manufacturing Costs, which shall be satisfied by B&L or InSite, as the case may be, within 60 days of InSite's receipt of the Statement. Such adjustment shall be deemed accepted if not protested by InSite within 30 days of receipt of the Statement unless subsequently protested by InSite pursuant to Section 22.7 below. If InSite protests B&L's calculation of an adjustment to the Product Prices pursuant to this Section or Section 22.7 below, and the parties are unable to mutually resolve the matter in protest, either party may request to have the controversy settled by binding arbitration in accordance with the then existing rules of the American Arbitration Association.


                                  ARTICLE VIII

                             DELIVERY; RISK OF LOSS


                                       9.

         Unless otherwise agreed in writing by the parties, one (1) month's requirement of each Firm Purchase Order shall be delivered to InSite F.O.B. B&L's loading dock at its facility in Tampa, Florida (the "F.O.B. Point"), commencing within sixty (60) days of the date a Firm Purchase Order is received by B&L, and continuing each month thereafter. At the request and expense of InSite, B&L shall ship the Product ordered by InSite by such carrier or carriers as InSite may designate. Such shipping instructions shall be submitted by InSite to B&L. Unless otherwise agreed by the parties hereto, all risk of loss or damage to the Product from any cause whatsoever shall be borne by InSite after delivery to InSite or InSite's carrier at the F.O.B. Point.


                                   ARTICLE IX

                             PACKAGING AND LABELING

         InSite shall develop all packaging, labeling and artwork for the Product and shall select the InSite trademark ("InSite Trademark") to be used for the Product. Thereafter, upon reasonable written notice, B&L will make, at InSite's expense (which shall include reimbursement in an amount equal to B&L's actual cost of any packaging components which are not used by B&L as a result of a packaging change requested by InSite), any improvements or alterations to packaging or labeling as requested by InSite and shall implement such alterations or improvements at the earliest opportunity and otherwise as may be necessary to allow InSite to comply with applicable law.


                                    ARTICLE X

                        WARRANTIES; ACCEPTANCE AND CLAIMS

         10.1 Limited Product Warranty. B&L represents and warrants to InSite that at the time of delivery, the Product manufactured and supplied hereunder will conform to the NDA, GMPs and the FFDC Act, and other applicable laws and regulations. THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT WHERE B&L COMMITS A WILLFUL, INTENTIONAL BREACH OF ANY MATERIAL PROVISION UNDER THIS AGREEMENT, B&L SHALL NOT BE RESPONSIBLE OR LIABLE UNDER ANY PROVISION OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY RESULTANT INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO LOSS OF REVENUES AND LOSS OF PROFITS FROM B&L'S FAILURE TO PROVIDE THE PRODUCT TO INSITE OR OTHERWISE.



                                      10.

         10.2 Notification of Defects. All Product shall be received subject to InSite's inspection and may be rejected if any such Product fails to be in the condition warranted hereunder. InSite shall be deemed to have accepted each order of Product if B&L does not receive written notice to the contrary as set forth in this Paragraph 10.2. InSite shall notify B&L in writing within 15 days after delivery to InSite or its customers of any non-conforming Product containing obvious defects discoverable without affecting the integrity of the Product's packaging and within 30 days of its discovery of any latent defects, or InSite's rights as to such obvious or latent non-conformance shall be waived by InSite. At B&L's request, InSite shall promptly supply either some of the Products which are allegedly defective or some other evidence of deficiency which B&L shall specify. In the event of any dispute between B&L and InSite as to whether any of the Products conform to the warranties hereunder, a sample of the units in dispute shall be sent by InSite and B&L to a testing laboratory mutually agreed to by B&L and InSite whose findings will be binding on the parties except in cases of gross and manifest error. The cost of such testing and Product shall be borne by the losing party.

         10.3 Returns. B&L shall accept for return and replacement any Product manufactured and supplied to InSite under this Agreement which does not conform with the warranty set forth above and for which proper notice has been given, provided InSite obtains prior shipping authorization from B&L. All returns of Product with obvious defects shall be in the original manufactured condition. B&L will pay reasonable return freight and shipping charges, but InSite shall assume the risk of loss in transit associated with such returns.


                                   ARTICLE XI

                       FDA INSPECTIONS AND COMMUNICATIONS


         InSite and B&L shall promptly notify the other party of any FDA inspections or communications relating to the Product. Each party shall promptly deliver to the other party all reports, data, information and correspondence received by it from the FDA or any state or local authority with respect to the Product and any GMP issues relating thereto and any written response, information, data or correspondence delivered by such party to the FDA or any state or local authority with respect to the Product and shall cooperate to the extent reasonably requested by such other party in its response to the FDA or such other state or local authority.


                                   ARTICLE XII

                               COMPLAINT HANDLING;
                          ADVERSE DRUG REACTION REPORTS


                                      11.

         12.1 Complaint Handling. In the event that InSite or B&L receives any complaint, claims or adverse reaction reports regarding the Product, including notices from the FDA regarding any alleged regulatory non-compliance of the Product, each party shall, within five (5) business days, provide the other with all information contained in the complaint, report, or notice and such additional information regarding the Product as may be reasonably requested. InSite shall comply, at a minimum, with FDA and GMP requirements for complaint handling.

         12.2 Adverse Drug Reaction Reports. InSite shall establish a system for monitoring, investigating and following-up on adverse reaction reports involving the Product. If either party becomes aware that the Product contains a defect which could or did cause death or injury, each party shall immediately by FAX and telephone provide the other with a complete written description of all relevant details known to such party concerning any such incident, including but not limited to, a description of any defect and such other information which may be necessary to report the incident to the FDA. InSite will be responsible for preparing adverse drug reaction reports, administering adverse drug reaction files relating to the Product and filing all such reports with FDA, at its sole expense.

         12.3 Recordkeeping. B&L agrees to maintain internal records that will permit the tracing of Product by lot number, so as to facilitate the tracing of such Product in the event such tracing becomes necessary.

                                  ARTICLE XIII

                        ACCESS TO FACILITIES AND RECORDS

         Upon reasonable notice, each party shall have access during normal business hours to inspect those areas of the facilities of the other party where and at such times as Product is manufactured, packaged, tested or stored and to review the records of the other party relating to the manufacturing, packaging and quality control of the Product.

                                   ARTICLE XIV

                      RIGHTS OF FIRST DISCUSSION AND OFFER

         For a period of one (1) year following the date of the First Closing (as defined under that certain Stock Purchase Agreement between InSite and B&L of even date herewith) in the event InSite desires to negotiate, or is solicited to enter into, a corporate partnering, licensing or other transaction with a third party with respect to the development, marketing or sale of the technology and know-how related to the Product,

                                      12.

or any Additional Products (a "Third Party Corporate Transaction"), InSite shall deliver written notice (the "Notice") to B&L which shall set forth its intention to negotiate such Third Party Corporate Transaction and the terms thereof. For a period of 60 days after the Notice is deemed to have been made in accordance with this Agreement, InSite and B&L shall in good faith negotiate the terms of a corporate partnering, licensing or other transaction substantially similar to the Third Party Corporate Transaction (a "B&L Corporate Transaction"); provided, however, that if B&L does not in good faith intend to pursue a B&L Corporate Transaction, B&L shall notify InSite of such fact within 10 days of the date that such decision is made. With respect to the Product and any other products within the beta blocker category (excluding proprietary beta blockers of third parties) only, B&L and InSite in good faith cannot agree on the terms of a B&L Corporate Transaction within the 60 day period set forth above, or B&L earlier notifies InSite that it does not intend to pursue such a transaction, InSite shall be entitled to negotiate and enter into a Third Party Corporate Transaction with any third party; provided that the terms and conditions thereof are no more favorable to such third party than the terms set forth in the Notice, if any; provided further, however, that if B&L made a definitive offer to InSite with respect to the terms of a B&L Corporate Transaction which was not accepted by InSite (the "B&L Offer"), then InSite shall not enter into any Third Party Corporate Transaction with any third party pursuant to terms and conditions which are on balance more favorable than the terms set forth in the B&L Offer.

                                   ARTICLE XV

                                 PRODUCT RECALL

         To the extent permitted or required by law, any decision to recall, withdraw or cease distribution of the Product as a result of a violation of the NDA or of any law, rule or regulation, or because the Product presents a possible safety risk may be made by either party after consulting with the other party, and taking such reasonable action as InSite, as the owner of the NDA under which the Product is manufactured may deem to be appropriate under the circumstances to minimize the risk to both parties. Any such recall shall be controlled by InSite; provided, however, that the parties shall use their best efforts to work together to repossess the affected Product.

                                   ARTICLE XVI

                                 INDEMNIFICATION

         16.1 Indemnification of B&L. InSite shall indemnify, defend, save and hold B&L and each of its Affiliates, officers, directors, employees and agents harmless from and against Loss or Losses resulting from, or arising out of (a) any material breach

                                      13.

of any warranty hereunder or material non-fulfillment or non-performance by InSite of any agreement, covenant or obligation of InSite under this Agreement;
(b) any bodily injury arising as a result of a negligent act or omission of InSite; (c) FDA enforcement action, inspections or Product recalls or market withdrawals except where arising out of or resulting from B&L's failure to manufacture Product in accordance with the terms of this Agreement; (d) InSite's acts relating to the promotion, marketing and/or distribution of Product, except where arising out of or resulting from B&L's failure to manufacture Product in accordance with the terms of this Agreement; and (e) any actual or alleged infringement or violation of any patent, trade secret or proprietary right governing the Product.

         16.2 Indemnification of InSite. B&L shall indemnify, defend, save and hold InSite and each of its Affiliates, officers, directors, employees and agents harmless from and against Loss or Losses resulting from, or arising out of (a) any material breach of any warranty hereunder or material non-fulfillment or non-performance by B&L of any agreement, covenant or obligation of B&L under this Agreement; (b) any actual or alleged defect in any Product manufactured and delivered to InSite hereunder arising out of B&L's failure to manufacture Product in accordance with the terms of this Agreement; (c) any actual or alleged infringement or violation of any patent, trade secret or proprietary rights used by B&L in manufacturing Product; and (d) FDA enforcement action, inspection or Product recalls or market withdrawals resulting from B&L's failure to manufacture the Product in accordance with the terms of this Agreement.

         16.3 Survival. The indemnification contained herein shall survive any termination of this Agreement.

                                  ARTICLE XVII

                           INDEMNIFICATION PROCEDURES

         Upon the occurrence of an event which requires indemnification under this Agreement, the Indemnified Party shall give prompt written notice to the Indemnifying Party providing reasonable details of the nature of the event and basis of the indemnity claim. The Indemnifying Party shall then have the right, at its expense and with counsel of its choice, to defend, contest, or otherwise protect against any such Action. The Indemnified Party shall also have the right, but not the obligation, to participate at its own expense in the defense thereof with counsel of its choice. The Indemnified Party shall cooperate to the extent reasonably necessary to assist the Indemnifying Party in defending, contesting or otherwise protesting against any such Action provided that the reasonable cost in doing so shall be paid by the Indemnifying Party. If the Indemnifying Party fails within thirty (30) days after receipt of such notice
(a) to notify the Indemnified Party of its intent to defend, or (b) to defend, contest, or otherwise protect against such suit, action, investigation, claim or proceeding, or fails to diligently continue

                                      14.

to provide such defense after undertaking to do so, the Indemnified Party shall have the right, upon ten (10) days' prior written notice to the Indemnifying party, to defend, settle and satisfy any such suit, action, claim, investigation or proceeding and recover the costs of the same from the Indemnifying Party.

                                  ARTICLE XVIII

                                 CONFIDENTIALITY

         18.1 Confidentiality. Each party agrees that during the Term, and, notwithstanding any other provision herein, for a period of five (5) years thereafter (whatever the reason for termination), it will hold in confidence, will not disclose to others and will not use for any purpose not contemplated by this Agreement any technical or business information it obtains from the other party in connection with this Agreement (collectively, the "Proprietary Information"). These obligations shall not extend to any portion of the Proprietary Information which:

                  (i) is known to the receiving party as documented by its written records at the time of disclosure; or

                  (ii) is or becomes public or generally available to the public through publication or otherwise but through no fault of the receiving party; or

                  (iii) corresponds in substance to information furnished to the receiving party on a nonconfidential basis by a third party having a bona fide right to do so and not having any confidential obligation, direct or indirect, to the disclosing party with respect to same; or

                  (iv) corresponds to information furnished by the disclosing party to any third party on a nonconfidential basis except in limited consumer testing; or

                  (v) the receiving party can demonstrate was developed by the receiving party independently of the disclosure of the Proprietary Information by the disclosing party; or

                  (vi) is disclosed by the receiving party pursuant to a legal requirement provided the receiving party has complied with the provisions set forth in section (b) below.

         18.2 External Disclosure. If a party becomes legally required to disclose any of the Proprietary Information, it will give the other party prompt notice of such requirement so that the other party may seek a protective order or other appropriate

                                      15.

remedy concerning such disclosure and will consult with the other party, if requested to do so, regarding the nature and extent of such disclosure.

         18.3 Internal Disclosure. The parties agree that they will make the Proprietary Information received available to persons within their organizations only on a "need to know" basis and that all persons to whom such Proprietary Information is made available will be made aware of the confidential nature of the Proprietary Information and the restrictions comprised hereunder.

                                   ARTICLE XIX

                                   TERMINATION

         19.1 Termination. This Agreement shall terminate upon the occurrence of any of the following events or conditions, which termination shall automatically occur where termination by a specified party is not indicated and shall occur by action of the specified party where so indicated:

                  (i) The expiration of the Term;

                  (ii) The breach by either party of any provision of this Agreement which is not cured within thirty (30) days from the date of written notice delivered to the defaulting party in the case of a payment default, and within ninety (90) days from the date of such notice in all other cases; provided, however, that only the aggrieved party can terminate this Agreement pursuant to this subsection (ii);

                  (iii) The mutual written agreement of the parties to this Agreement;

                  (iv) The occurrence of any of the following:

                          (A) the purchase by a Person of all or substantially
                  all of the assets of B&L or InSite; or

                          (B) the purchase by a Person of that number of shares
                  of the voting capital stock and/or securities convertible into voting capital stock of B&L or InSite that after such purchase will give such Person more than fifty percent (50%) of the voting capital stock of B&L or InSite, determined on a fully diluted basis; or

                          (C) a merger or consolidation of B&L or InSite with or
                  into another Person other than an Affiliate of B&L or InSite in which such party is not the survivor or in control thereof;



                                      16.

provided, however, that only the party who is not directly involved in such transaction may terminate this Agreement and then only if it does so by written notice delivered to the other party or parties within thirty (30) days from the date of its receipt of written notice from the other party or parties advising it of the anticipated closing date for the closing of such transaction and the name of the Person acquiring such assets or stock or involved in such merger or consolidation, which notice from the other party shall be delivered not later than thirty (30) days prior to the actual closing of the transaction; or

                  (v) The filing of a bankruptcy petition by or against a party or the appointment of a receiver for the assets or business of a party that is not dismissed within sixty (60) days from the date of such filing or appointment.

         19.2 Effect of Termination. Within 30 days following the effective date of termination of this Agreement, B&L will provide InSite with a detailed accounting of (i) the amount of raw materials, components and printed materials held by B&L for manufacturing into Product under this Agreement, (ii) the amount of Product in the process of being manufactured by B&L for InSite under this Agreement and (iii) the amount of finished Product then held in inventory by B&L (including Product which has not be subjected to B&L's quality assurance testing procedures) under this Agreement. Unless otherwise mutually agreed by the parties prior to the effective date of termination or as otherwise set forth in this Agreement, B&L shall deliver to InSite or to such other person or place as InSite shall direct in writing, at InSite's sole cost and expense (except at B&L's sole cost and expense, if InSite terminated the Agreement for cause), all raw materials and Product described above and InSite shall pay B&L, within 30 days of such delivery, the Product Price owing to B&L for finished Product, Manufacturing Costs for work in process, and B&L's verifiable out-of-pocket costs incurred in connection with unused inventories of packaging components and raw materials. No termination of this Agreement shall have any effect on, or relieve either party from, the obligation to make any payment or perform any act arising prior to the effective date of termination.

                                   ARTICLE XX

                             RESOLUTION OF DISPUTES

         Except as otherwise specifically provided herein, in the event of any dispute or difference arising out of or relating to this Agreement or the performance or failure of performance hereunder, such dispute or difference shall, at the written request of either party be submitted to the Chief Executive Officers of each party or another executive officer of a party designated by the Chief Executive Officer as his or her representative for such purpose. The Chief Executive Officer or designated representatives, as the case may be, shall meet within thirty (30) days from the date of such written request to attempt to resolve the dispute. If the Chief Executive Officers or designated representatives, as the case may be, are able to resolve the dispute, the



                                      17.

resolution shall be set forth in a written instrument signed by each of them. If the Chief Executive Officers or designated representatives, as the case may be, are not able to resolve the dispute within such thirty (30) day time period or within such extended period as mutually agreed to by them, such dispute or difference shall be submitted upon the mutual agreement of each of them, to binding arbitration pursuant to the expedited procedures of and in accordance with the rules of the American Arbitration Association.

         The arbitrator shall be mutually selected by the parties or, if they cannot agree on such selection, each party shall designate one arbitrator to represent it in the selection process and the two arbitrators shall appoint a third arbitrator who shall arbitrate such dispute or difference. Such selection process shall be completed within sixty (60) days from the end of the period or extended period during which the Chief Executive Officers have responsibility for attempting to resolve such dispute. The disputed matter shall be arbitrated at such location as the parties shall mutually designate or, if they are not able to agree on such location, at a location selected by the arbitrator or the third arbitrator, as the case may be. The arbitrator or third arbitrator selected, as the case may be, shall, if reasonably possible, be one who is familiar with the commercial and manufacturing practices of the pharmaceutical industry.

         The arbitrator's award shall be final and binding on the parties hereto and enforceable by either party in any court of competent jurisdiction. The fees and expenses of the arbitrator shall be shared equally by the parties hereto. The right to enforce arbitration under this Article shall take precedent over the right to terminate this Agreement and any exercise of the right of termination pursuant thereto shall itself by subject to arbitration under this Article upon mutual agreement of the parties.

                                   ARTICLE XXI

                                  FORCE MAJEURE

         Except for the obligation of each party hereunder to make payments to the other party (which shall not be deferred or extended for any reason), neither party to this Agreement shall be responsible to the other party for any failure to perform or delay in performing if such failure or delay is due to any strike, riot, civil commotion, sabotage, embargo, war or act of God or other cause beyond its reasonable control. Likewise, neither party shall be responsible for any failure to perform or delay in performing due to inability to obtain deliveries where such inability is caused by the supplier of such party.

                                  ARTICLE XXII

                               GENERAL PROVISIONS


                                      18.

         22.1 Assignment. Neither party may assign any of its rights or obligations under this Agreement to other than an Affiliate without the prior written consent of the other. Any such attempt to assign this Agreement without such consent shall be deemed a default by the assigning party under this Agreement.

         22.2 Notices. Any notice, request, instruction or other communication required or permitted to be given under this Agreement shall be in writing and shall be given by sending such notice properly addressed to the other party's address shown below (or any other address as either party may indicate by notice in writing to the other from time to time) (i) by hand or by prepaid registered or certified mail, return receipt requested, in either of such cases which notice shall be deemed delivered upon receipt, (ii) via telecopy or telegram, in either of such cases which notice shall be deemed delivered upon receipt, or
(iii) via nationally recognized overnight courier, in which case such notice shall be deemed delivered upon receipt. All such notices shall be deemed given when received.

         If to InSite:              InSite Vision Incorporated
                                    965 Atlantic Avenue
                                    Alameda, California  94501
                                    Attention:  Chief Executive Officer

         with a copy to:            Brobeck, Phleger & Harrison LLP
                                    2200 Geng Road
                                    Two Embarcadero Place
                                    Palo Alto, California  94303
                                    Attention:  J. Stephan Dolezalek, Esq.

         If to B&L:                 Bausch & Lomb Pharmaceuticals, Inc.
                                    8500 Hidden River Parkway
                                    Tampa, Florida  33637
                                    Attention:  President

         with a copy to:            Bausch & Lomb Incorporated
                                    One Bausch & Lomb Place
                                    Rochester, New York  14604
                                    Attention:  General Counsel

         22.3 Publicity. Except to the extent required by law or deemed appropriate by legal counsel to comply with securities laws, including the furnishing of a press release and the filing of such documents and information with the Securities and Exchange Commission as may be required by federal securities laws and the filing of any report, statement or document required by any other federal or state regulatory body, neither party to this Agreement shall publish, disclose or otherwise announce the


                                      19.

existence of this Agreement or the terms hereof without the consent of the other party, which consent shall not be unreasonably withheld.

         22.4 Waiver. The failure of either party to terminate or seek redress for a breach of, or to insist upon strict performance of any term, covenant, condition or provision contained in, this Agreement shall not prevent a similar subsequent act from constituting a breach of this Agreement.

         22.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         22.6 Independence of Parties. B&L and InSite shall at all times act as independent parties without the right or authority to bind the other with respect to any agreement, representation or warranty made with or to any third party. Except as otherwise stated herein, B&L and InSite each shall be responsible for all costs, expenses, taxes and liabilities arising from the conduct of its own business, as well as from the activities of its officers, directors, agents or employees, and each shall hold harmless and indemnify the other from any such obligations.

         22.7 Audit. B&L shall keep accurate books and records (for a period of two (2) years from creation) reflecting fully and adequately Manufacturing Costs, Warehousing Costs and Other Costs under this Agreement, in sufficient detail to permit verification thereof. During the Term of this Agreement and for a period of two (2) years thereafter, B&L will permit these books and records to be examined and copied from time to time upon reasonable prior written notice, during normal working hours by InSite or any representative of InSite. Such examination shall be made at InSite's expense, except that if such examination discloses a discrepancy of 5% or more in any amount due InSite under this Agreement, B&L shall reimburse InSite for the out-of-pocket cost of such examination, including any reasonable professional fees and expenses incurred by InSite. In connection with any examination or copying of books and records in accordance with this Section , InSite or such representative of InSite shall examine only such information as is required to verify B&L's compliance under this Agreement. InSite agrees to cause each representative to hold all such information in confidence and not use such information for any purpose other than for purposes of assisting InSite in the enforcement of its rights under this Agreement.

         22.8 Entire Agreement. This Agreement contains the entire and only agreement between the parties with respect to the manufacture and sale of the Product and no oral statements or representations or written matter not contained in this Agreement shall have any force or effect. This Agreement shall not be amended or modified in any way except by a writing executed by authorized representatives of both parties.


                                      20.

         22.9 Partial Invalidity. If any portion of this Agreement is determined to be illegal or otherwise unenforceable by agreement of the parties, by an arbitrator, by a court of competent jurisdiction or by an administrative agency of competent jurisdiction, such section, to the extent permitted by law, shall be treated as deleted from this Agreement and the remaining portions of this Agreement shall continue to be in full force and effect according to the terms hereof.

         22.10 Headings. The headings and captions used in this Agreement are for the convenience of reference only and shall not be construed as part of this Agreement or as a limitation on the scope of any provisions of this Agreement.

         22.11 Other Products. The parties may, from time to time, agree to add one or more additional products for manufacture and supply pursuant to this Agreement. Such additional products shall be added to this Agreement upon completion and execution of an annex which describes the particular product, the specifications therefor, the materials (including active drug substance and other materials) to be supplied by InSite and B&L, respectively, and the purchase price of such additional products. Except as set forth in the annex described above, the rights, duties and obligations of the parties relating to such additional products shall be governed by the terms of this Agreement.

                                       21.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date written at the beginning hereof.

INSITE VISION INCORPORATED                  BAUSCH & LOMB
                                            PHARMACEUTICALS, INC.



By:   /s/ S.K. CHANDRASEKARAN               By:  /s/ ALAN P. DOZIER
    -------------------------------             --------------------------------
Its:  Chief Executive Officer               Its:      President




                                     22.

                                   APPENDIX A

                            DESCRIPTION OF EQUIPMENT

Automatic Liquid Packaging (ALP) 624 filling machine and related spare parts

Lee Industries 500-Liter 316L stainless steel pressure/vacuum kettle

Heavy Duty Lightnin mixer (mdl UND-2A)

Twenty Four Cavity Mold 1 ML Vial

Sanitary rupture disc; Viton gasket, burst pressure

Sanitary Pressure Transmitter

Mark 62 Pressure Regulator